CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees, appearing in this Annual Report on Form 11-K Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees for the year ended December 31, 2009.

Minneapolis, Minnesota
June 25, 2010